Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Exhibit 10.1

FOURTEENTH AMENDMENT TO THIRD AMENDED AND RESTATED
CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT (this “Amendment”), dated August 31, 2016, is entered into by and among WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), and HESKA CORPORATION, a Delaware corporation (“Heska”), DIAMOND ANIMAL HEALTH, INC., an Iowa corporation (“Diamond”), and HESKA IMAGING US, LLC, a Delaware limited liability company (“Heska Imaging”) (each of Heska, Diamond and Heska Imaging may be referred to herein individually as a “Borrower” and collectively as the “Borrowers”).
Recitals
Borrowers and Lender are parties to a Third Amended and Restated Credit and Security Agreement dated as of December 30, 2005 (as amended from time to time, the “Credit Agreement”).
Each Borrower has requested that certain amendments be made to the Credit Agreement, which amendments Lender is willing to make pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:
1.Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending and restating, as the case may be, the following definitions:

“Affiliate” or “Affiliates”, for any Person, means any Person controlled by, controlling or under common control with such Person, including (without limitation) any Subsidiary of such Person. For purposes of this definition, “control, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise.
“Bank Product” means any one or more of the following financial products or accommodations extended to a Loan Party or any of its Subsidiaries by a Bank Product Provider: (a) commercial credit cards, (b) commercial credit card processing services, (c) debit cards, (d) stored value cards, (e) purchase cards (including so-called “procurement cards” or “P-cards”), (f) Cash Management Services, or (g) transactions under Hedge Agreements.
“Bank Product Agreements” means those agreements entered into from time to time by a Loan Party or any of its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products, including all Cash Management Documents.

“Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to the Lender) to be held by the Lender for the benefit of the Bank Product Provider in an amount determined by the Lender as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Product Obligations (other than Hedge Obligations).
“Bank Product Obligations” means (a) all obligations, indebtedness, liabilities, reimbursement obligations, fees, or expenses owing by a Loan Party or any of its Subsidiaries to the Lender or another Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, due, not due or to become due, incurred in the past or now existing or hereafter arising, however arising and (b) all Hedge Obligations.
“Bank Product Provider” means the Lender or any of its Affiliates that provide Bank Products to a Loan Party or any of its Subsidiaries.
“Cash Management Documents” means the agreements governing each of the Cash Management Services of the Lender utilized by a Loan Party, which agreements shall currently include the Master Agreement for Treasury Management Services or other applicable treasury management services agreement, the “Acceptance of Services”, the “Service Description” governing each such treasury management service used by a Loan Party, and all replacement or successor agreements which govern such Cash Management Services of the Lender.
“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant stored value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system), the Services and other cash management arrangements.
“Hedge Obligations” means any and all obligations or liabilities, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, due, not due or to become due, incurred in the past or now existing or hereafter arising, however arising of any Loan Party or any of its Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with the Lender or another Bank Product Provider.
“Lender Expenses” means all (a) reasonable costs or expenses (including taxes, and insurance premiums) required to be paid by any Loan Party or any of its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender, (b) reasonable out-of-pocket fees or charges paid or incurred by the Lender in connection with the Lender’s transactions with any Loan Party or any of its Subsidiaries under any of the Loan Documents, including fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, judgment lien, litigation, bankruptcy and Code searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation contained in this Agreement)), real estate surveys, real estate title insurance policies and endorsements, and environmental audits, (c) the Lender’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of the Borrowers (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (d) out-of-pocket charges paid or incurred by the Lender resulting from the dishonor of checks payable by or to any Loan Party, (e) reasonable out-of-pocket costs and expenses paid or incurred by the Lender to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) fees and expenses to initiate electronic reporting by the Borrowers to the Lender, (g) reasonable out-of-pocket examination fees and expenses (including reasonable travel, meals, and lodging) of the Lender related to any inspections, audits, examinations or appraisals to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (h) reasonable out-of-pocket costs and expenses of third party claims or any other suit paid or incurred by the Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender’s relationship with any Loan Party or any of its Subsidiaries, (i) the Lender’s reasonable costs and expenses (including reasonable attorneys fees) incurred in advising, structuring, drafting, reviewing, administering (including reasonable travel, meals, and lodging), or amending the Loan Documents, (j) the Lender’s reasonable costs and expenses (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or any proceeding under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, receiverships, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief concerning any Loan Party or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral, and (k) usage charges, charges, fees, costs and expenses for amendments, renewals, extensions, transfers, or drawings from time to time imposed by the Lender in respect of Letters of Credit and out-of-pocket charges, fees, costs and expenses paid or incurred by the Lender in connection with the issuance, amendment, renewal, extension, or transfer of, or drawing under, any Letter of Credit or any demand for payment thereunder.

“Lender-Related Persons” means the Lender, together with its Affiliates (including in their capacity as a Bank Product Provider), officers, directors, employees, attorneys, and agents.
“Loan Documents” means this Agreement, the Cash Management Documents, the Notes and the Security Documents.
“Loan Parties” means, collectively, each Borrower and each Guarantor, and each of them is a “Loan Party”.
“Obligations” means (a) each and every debt, liability and obligation of every type and description which any Borrower may now or at any time hereafter owe to the Lender related to the indebtedness arising under this Agreement, the Notes or any other agreement between any such Borrower and the Lender, entered into in connection with the Credit Facility, including without limitation the Obligation of Reimbursement and Lender Expenses, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any proceeding commenced by or against any Loan Party under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, receiverships, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Substances in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Substances so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Substances required by Environmental Laws.
1.Other Definitional Terms; Rules of Interpretation. Section 1.2 of the Credit Agreement is hereby amended by adding the following sentence to the end of such section to read as follows:

“Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in full in cash or immediately available funds (or, (a) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing cash collateralization as set forth in Section 2.20, and (b) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization) of all of the Obligations (including the payment of any Lender Expenses that have accrued irrespective of whether demand has been made therefor and the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements) other than unasserted contingent indemnification Obligations.”
2.Fees. Section 2.9 of the Credit Agreement is hereby amended by adding a new subsection (g) to read in its entirety as follows:

“(g)    Cash Management and Other Service Fees. The Borrowers shall pay service fees to the Lender for Cash Management Services provided pursuant to the Cash Management Documents, Bank Product Agreements or any other agreement entered into by the parties, including the Lender’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of the Borrowers (whether by wire transfer or otherwise) in the amount prescribed in the Lender’s current service fee schedule.”
3.Payment. Section 2.15 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 2.15    Payment. All payments to the Lender shall be made in immediately available funds and shall be applied to the Obligations upon receipt by the Lender. The Lender may hold all payments not constituting immediately available funds for three (3) days before applying them to the Obligations. Notwithstanding anything in Section 2.2, each Borrower hereby authorizes the Lender, in its discretion at any time or from time to time with such Borrower’s request and even if the conditions set forth in Section 4.2 would not be satisfied, to make a Revolving Advance in an amount equal to the portion of the Obligations from time to time due and payable. Amounts collected by the Lender from a Loan Party in relation to or for the account of Bank Product Obligations shall be remitted to the applicable Bank Product Provider.”
4.Grant of Security Interest. Section 3.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 3.1    Grant or Security Interest. Each Borrower hereby pledges, assigns and grants to the Lender for the benefit of the Lender and each Bank Product Provider a security interest (collectively referred to as the “Security Interest”) in the Collateral, as security for the payment and performance of the Obligations. Upon request by the Lender, each Borrower will grant the Lender for the benefit of the Lender and each Bank Product Provider a security interest in all commercial tort claims it may have against any Person.”
5.Assignment of Insurance. Section 3.3 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 3.3    Assignment of Insurance. As additional security for the payment and performance of the Obligations, each Borrower hereby assigns to the Lender for the benefit of the Lender and each Bank Product Provider any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of such Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral, to the extent such rights may be assigned in accordance with such policies, or any evidence thereof or any business records or valuable papers pertaining thereto, and such Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, after and during the continuance of an Event of Default, the Lender may (but need not), in the Lender’s name or in any Borrower’s name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.”
6.Financing Statements. Section 5.14 of the Credit Agreement hereby is amended to read in its entirety as follows:

“Section 5.14    Financing Statements. Each Borrower authorizes the Lender to file financing statements describing Collateral to perfect the Lender’s and each Bank Product Provider’s Security Interest in the Collateral, and the Lender may describe the Collateral as “all personal property” or “all assets” or describe specific items of Collateral. When such financing statements are filed in the offices noted therein, the Lender for itself and as agent for the Bank Product Providers will have a valid and perfected security interest in all Collateral and all other collateral described in the Security Documents which is capable of being perfected by filing financing statements. None of the Collateral or other collateral covered by the Security Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto. All financing statements filed before the date of this Agreement to perfect the Security Interest were authorized by such Borrower and are hereby ratified.”
7.Indebtedness. Section 7.2 of the Credit Agreement (permitted Indebtedness) is hereby amended by (a) deleting the word “and” at the end of subsection (i) thereof, (b) replacing the “.” at the end of subsection (j) thereof with a “;”, and (c) by adding new subsections (k) and (l) to the end thereof to read as follows:

“(k)    Indebtedness incurred in respect of Bank Products (other than pursuant to Hedge Agreements); and
(l)    Indebtedness constituting investments permitted by Section 7.4(a) of this Agreement.”
8.Investments and Subsidiaries. Section 7.4(a) of the Credit Agreement (permitted investments) is hereby amended by (a) deleting the word “and” at the end of clause (ix) thereof, (b) replacing the “.” at the end of clause (x) thereof with the words “; and”, and (c) by adding a new clause (xi) to the end thereof to read as follows:

“(xi)    Investments resulting from entering into (A) Bank Product Agreements, or (ii) agreements relative to Indebtedness that is permitted under Section 7.2(l) of the Credit Agreement.”

9.Events of Default. Section 8.1(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(b)    default in the payment of any fees, commissions, costs or expenses required to be paid by any Borrower under this Agreement, any Bank Product Agreement or any other Loan Document within 5 Business days after the date they become due and payable.”
10.Indemnity. Section 9.9 of the Credit Agreement is hereby amended as follows:

(a)The opening paragraph of Section 9.9 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 9.9    Indemnity. In addition to payment of expenses pursuant to Section 9.8, each Borrower, jointly and severally, agrees to indemnify, defend and hold harmless the Lender-Related Persons and any of the Lender’s participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the “Indemnitees”) for and against any of the following (collectively, “Indemnified Liabilities”):”
(b)Clause (iii) of Section 9.9 of the Credit Agreement is hereby amended to read in its entirety as follows:

“(iii)    any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances, the Loan Documents and the Bank Product Agreements, or the use or intended use of the proceeds of the Advances.”
11.Binding Effect, Assignment, Complete Agreement, Exchanging Information. Section 9.12 of the Credit Agreement is hereby amended by adding the following sentence to the end of such section:

“The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.”
12.Bank Product Providers. Section 9.17 of the Credit Agreement is hereby added as follows:

“9.17    Bank Product Providers. Each Bank Product Provider shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom the Lender is acting. The Lender hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed the Lender as its agent and to have accepted the benefits of the Loan Documents; it being understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and Security Interest (and, if applicable, guarantees) granted to the Lender and the right to share in and receive payments and collections of the Collateral and payments from the Lender from amounts recorded in liability records pursuant to Section 2.17 of this Agreement or that are otherwise collected from any Loan Party for the account of a Bank Product Provider as more fully set forth herein and in the other Loan Documents. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that the Lender shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that, if reserves are established, there is no obligation on the part of the Lender to determine or ensure whether the amount of any such reserve is appropriate or not. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Bank Product Provider (other than the Lender in its capacity as lender hereunder) shall have any voting or approval rights hereunder solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or any Loan Party.”
13.Hedge Agreements. Notwithstanding anything to the contrary contained in the Credit Agreement, no Borrower shall enter into any transaction under a Hedge Agreement or incur any Hedge Obligations prior obtaining the Lender’s prior written consent and entering into such amendments to the Credit Agreement as the Lender requires in its sole discretion.

14.No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

15.Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender:
(a)Fully-executed Bank Product Agreements; and
(b)Such other matters as the Lender may require.

16.Representations and Warranties. The Borrowers hereby represent and warrant to the Lender as follows:

(a)The Borrowers have all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder, and to perform all of its obligations hereunder and thereunder, and this Amendment and such other agreements and instruments have been duly executed and delivered by the Borrowers and constitute the legal, valid and binding obligation of the Borrowers, enforceable in accordance with their terms.

(b)The execution, delivery and performance by the Borrowers of this Amendment and any other agreements or instruments required hereunder, have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrowers, or the articles of incorporation or by-laws of the Borrowers, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected.

(c)All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

17.No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Loan Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

18.Release. The Borrowers hereby absolutely and unconditionally release and forever discharge the Lender, and any and all participants, parent entities, subsidiary entities, affiliated entities, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Borrower has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

19.Costs and Expenses. The Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this

Amendment and the documents and instruments incidental hereto. The Borrowers hereby agree that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrowers, make a loan to the Borrowers under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

20.Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

[Signature Pages Follow]

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

HESKA CORPORATION			DIAMOND ANIMAL HEALTH, INC.

By	/s/ Jason Napolitano		By	/s/ Jason Napolitano
	Its	Chief Operating Officer, Chief		Its	Chief Financial Officer
Financial Officer, Executive
Vice President and Secretary

HESKA IMAGING US, LLC

By	/s/ Jason Napolitano
	Its	Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION

By	[***]
[***], Authorized Signatory

Signature Page to Fourteenth Amendment to Third Amended and Restated Credit and Security Agreement